Fidelity Hastings Street Trust

(the "Trust")

SPECIAL MEETING OF SHAREHOLDERS

June 13, 2001

Pursuant to notice duly given, a Special Meeting of Shareholders of

Fidelity Hastings Street Trust

Fidelity Contrafund II

Fidelity Fifty

Fidelity Fund

Fidelity Growth & Income II Porfolio

(the "Fund(s)")

was held on June 13, 2001 at 9:00 a.m. at an office of the Trust, 27 State Street, Boston, Massachusetts.

Mr. Robert Dwight acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Debra Capua, Director of the Legal Product Group, acting as Secretary Pro Tempore, recorded the minutes. Mr. Donald Kirk, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

Mr. Dwight noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment. Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.

Ms. Capua reported that proxies representing at least 50.001% of the outstanding voting securities of the trust and at least 50.001% of each Fund had been received. Mr. Dwight announced that a quorum was present and called the meeting of the shareholders of the Trust to order.

Mr. Dwight stated that the Secretary had presented him with the following documents relating to the meeting:

Notice of Meeting dated April 16, 2001

Proxy Statement dated April 16, 2001

Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

Mr. Dwight indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

Mr. Dwight recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

Mr. Dwight stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to adopt an Amended and Restated Declaration of Trust for Fidelity Hastings Street Trust. He stated that the Amended and Restated Declaration of Trust will increase the maximum number of Trustees from twelve to fourteen and will allow the Trustees more flexibility and broader authority to act, subject to the requirements of federal and state laws and the Trustees' continuing fiduciary duty to always act in the shareholders' interests.

Ms. Capua reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received 6,977,922,493.01 affirmative votes, or 93.102% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statement dated April 16, 2001.

Mr. Dwight stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

Ms. Capua reported that each of the fourteen nominees listed in the Proxy Statement received the affirmative vote of at least 97.789% of the votes cast at the meeting. Whereupon, it was

VOTED: That the fourteen nominees listed in the Proxy Statement dated April 16, 2001, be, and they hereby are, elected as Trustees of Fidelity Hastings Street Trust.

Mr. Dwight stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Fidelity Fifty and Fidelity Fund that would (i) modify the management fee that FMR receives from the Fund to provide for lower fees when FMR's assets under management exceed certain levels, and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the management contract subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended Management Contract for the Fund, as set forth in the Proxy Statement, received 195,907,274.30 affirmative votes of Fidelity Fifty, or 91.172% of the votes cast at the meeting; and 6,115,408,774.34 affirmative votes of Fidelity Fund, or 93.039% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for each of Fidelity Fifty and Fidelity Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated April 16, 2001.

Mr. Dwight stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Fidelity Contrafund II and Fidelity Growth & Income II Portfolio that would modify the management fee that FMR receives from the Fund to provide for lower fees when FMR's assets under management exceed certain levels.

Ms. Capua reported that the proposal to approve an amended Management Contract for the Fidelity Contrafund II and Fidelity Growth & Income II Portfolio, as set forth in the Proxy Statement, received 586,984,280.09 affirmative votes of Fidelity Contrafund II, or 92.946% of the votes cast at the meeting; and 69,828,206.12 affirmative votes of Fidelity Growth & Income II Portfolio, or 92.421% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for each of Fidelity Contrafund II and Fidelity Growth & Income II Portfolio be, and it hereby is, approved, as set forth in the Proxy Statement dated April 16, 2001.

Mr. Dwight stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR Far East for each of Fidelity Fifty and Fidelity Fund that would allow FMR, FMR Far East and the Trust, on behalf of each Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended sub-advisory agreement with FMR Far East for the Funds, as set forth in the Proxy Statement, received 194,420,554.03 affirmative votes of Fidelity Fifty, or 90.480% of the votes cast at the meeting; and 6,065,022,199.77 affirmative votes of Fidelity Fund, or 92.273% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR Far East for each of Fidelity Fifty and Fidelity Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated April 16, 2001.

Mr. Dwight stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR U.K. for each of Fidelity Fifty and Fidelity Fund that would allow FMR, FMR U.K. and the Trust, on behalf of each Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended sub-advisory agreement with FMR U.K. for the Funds, as set forth in the Proxy Statement, received 194,320,027.92 affirmative votes of Fidelity Fifty, or 90.433% of the votes cast at the meeting; and 6,071,688,088.85 affirmative votes of Fidelity Fund, or 92.374% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR U.K. for each of Fidelity Fifty and Fidelity Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated April 16, 2001.

Mr. Dwight stated that the seventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve a Distribution and Service Plan pursuant to Rule 12b-1 for Fidelity Fifty.

Ms. Capua reported that the proposal to approve a Distribution and Service Plan pursuant to Rule 12b-1 for Fidelity Fifty, as set forth in the Proxy Statement, received 190,767,132.23 affirmative votes of Fidelity Fifty, or 88.779% of the votes cast at the meeting. Whereupon, it was

VOTED: That a amended Distribution and Service Plan for Fidelity Fifty be, and it hereby is, approved, as set forth in the Proxy Statement dated April 16, 2001.

Mr. Dwight stated that the eighth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend each Fund's fundamental investment policy regarding underwriting of securities.

Ms. Capua reported that the proposal to amend each Fund's fundamental investment policy regarding underwriting of securities, as set forth in the Proxy Statement, received 579,447,144.23 affirmative votes of Fidelity Contrafund II, or 91.752% of the votes cast at the meeting; received 192,009,670.72 affirmative votes of Fidelity Fifty, or 89.358% of the votes cast at the meeting; 5,323,789,347.06 affirmative votes of Fidelity Fund, or 80.995% of the votes cast at the meeting; and received 68,272,655.53 affirmative votes of Fidelity Growth & Income II Portfolio, or 90.362% of the votes cast at the meeting. Whereupon, it was

VOTED: That the fundamental investment policy of each Fund be, and it hereby is, amended, as set forth in the Proxy Statement dated April 16, 2001.

Mr. Dwight stated that the ninth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend each Fund's fundamental investment policy concerning lending.

Ms. Capua reported that the proposal to amend each Fund's fundamental investment policy concerning lending, as set forth in the Proxy Statement, received 574,338,386.86 affirmative votes of Fidelity Contrafund II, or 90.943% of the votes cast at the meeting; received 190,754,015.58 affirmative votes of Fidelity Fifty, or 88.773% of the votes cast at the meeting; 5,950,789,981.00 affirmative votes of Fidelity Fund, or 90.535% of the votes cast at the meeting; and received 67,034,794.90 affirmative votes of Fidelity Growth & Income II Portfolio, or 88.723% of the votes cast at the meeting. Whereupon, it was

VOTED: That the fundamental investment policy of each Fund be, and it hereby is, amended, as set forth in the Proxy Statement dated April 16, 2001.

There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

ATTEST:

Debra Capua

Secretary Pro Tempore